David Lubin & Associates
                              92 Washington Avenue
                              Cedarhurst, NY 11516
                                 (516) 569-9629
                           david@dlubinassociates.com


                                                    December 14, 2004


Vision Bioenergy, Inc.
241 37th Street, Suite 600
Brooklyn, New York 11232

         Re: Registration Statement on Form SB-2 (the "Registration Statement")


Gentlemen:

      We have acted as counsel to Vision Bioenergy, Inc. (the "Company") in connection with its filing with the Securities and Exchange Commission of a Registration Statement on Form SB-2 (the "Registration Statement"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the proposed sale by the Company of 15,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company.

      In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Articles of Incorporation, as amended, and Bylaws of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; and (d) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon. As to the various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company.

      Based upon and subject to the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms described in the Registration Statement and upon receipt by the Company of the purchase price therefor, will be validly issued, fully paid and non-assessable.

Vision Bioenergy, Inc.
December 14, 2004


      This opinion is limited in all respects to the laws of the State of New York and to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws of any other jurisdiction.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Sincerely,

                                        DAVID LUBIN & ASSOCIATES

                                        /s/ David Lubin & Associates



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